UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

XEDAR CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XEDAR CORPORATION
8310 South Valley Highway, Suite 220
Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 23, 2008

To the Company’s Shareholders:

The 2008 Annual Meeting of Shareholders of XEDAR CORPORATION, a Colorado corporation (the “Company”), will be held in The Board Room of the Denver Country Club, 1700 East 1st Avenue, Denver, Colorado 80218 on April 23, 2008, at 1:15 p.m., Mountain time, for the following purposes:

1.	To elect seven (7) directors to serve for a one year term or until their successors are duly elected and qualified;

2.	To ratify the selection of Ehrhardt, Keefe, Steiner & Hottman, P.C. as the independent registered public accountants for the Company;

3.	To ratify the Xedar Corporation 2007 Equity Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors of the Company has fixed the close of business on March 18, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Shares of the Company’s common stock may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. A copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, which contains audited financial statements, was mailed with this Notice and Proxy Statement to all shareholders of record on the record date.

Management of the Company cordially invites you to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals and the reasons why the Board of Directors encourages you to vote for the election of the directors as proposed, for the ratification of the selection of the accountants, and for the ratification of the Xedar Corporation 2007 Equity Incentive Plan.

By Order of the Board of Directors

HUGH H. WILLIAMSON, III
Chair, President and Chief Executive Officer
Englewood, Colorado
March 31, 2008

IMPORTANT: IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

XEDAR CORPORATION
8310 South Valley Highway, Suite 220
Englewood, Colorado 80112

PROXY STATEMENT

The Board of Directors of XEDAR CORPORATION, a Colorado corporation (the “Company”), is soliciting proxies to be used at the 2008 Annual Meeting of Shareholders of the Company to be held on April 23, 2008, at 1:15 p.m., Mountain time, in The Board Room of the Denver Country Club, 1700 East 1st Avenue, Denver, Colorado 80218, and any adjournment(s) thereof (the “Annual Meeting”). This Proxy Statement and the enclosed form of Proxy will be first mailed to shareholders on March 31, 2008.

Who Can Vote

Shareholders of record, as of the close of business on March 18, 2008 (the “Record Date”), may vote at the Annual Meeting and at any adjournment(s) of the Annual Meeting. Each shareholder has one vote for each share of the Company’s Common Stock, no par value per share (the “Common Stock”), held of record by such shareholder on the Record Date. On the Record Date, there were 26,186,646 shares of the Company’s Common Stock issued and outstanding.

How You Can Vote

All valid proxies received by the Secretary of the Company before the Annual Meeting and not revoked will be exercised. All shares represented by proxy will be voted and, where a shareholder specifies by means of the shareholder’s proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If you do not specify on your proxy card how you want to vote your shares and authority  to vote is not specifically withheld, your shares will be voted as follows: (i) for the election of the persons named in the proxy to serve as directors; (ii)
for ratification of the selection of Ehrhardt, Keefe, Steiner & Hottman, P.C. (“EKS&H”) as the independent registered public accountants of the Company; (iii) for ratification of the Xedar Corporation 2007 Equity Incentive Plan; and (iv) for the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof at the discretion of the proxy holder. Shareholders who hold their shares in “street name” (i.e., in the name of a bank, broker or other record holder) must vote their shares in the manner prescribed by their banks, brokers or other record holders.

How You Can Revoke Your Proxy

You can revoke your proxy at anytime before it is exercised in one of three ways:

(1)            by delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy;

(2)           by duly executing and delivering to the Secretary of the Company a subsequent proxy relating to the same shares; or

(3)           by attending the Annual Meeting and voting in person, provided that the shareholder notifies the Secretary at the Annual Meeting of the shareholder’s intention to vote in person at any time prior to the voting of the shareholder’s proxy.

Required Votes

A plurality of the votes cast by shareholders who are either present in person or represented by proxy at the Annual Meeting is required to elect the seven (7) nominees for director under Proposal Number 1. Approval of Proposal Numbers 2 and 3 require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.  The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as  “shares present” at the Annual Meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any matter as to which a specific proportion of affirmative votes is required for approval. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on these matters (so called “broker non-votes”) are counted for the purpose of determining the presence of or absence of a quorum but are not counted for determining the number of votes for or against a proposal.

Dissenter’s Rights or Appraisal Rights

Pursuant to applicable Colorado law, there are no dissenter’s or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Other Matters to be Acted Upon at the Annual Meeting

The Company knows of no matters other than (1) the election of directors; (2) the ratification of the selection of independent registered public accountants; and (3) the ratification of the Xedar Corporation 2007 Equity Incentive Plan that are expected to be presented for consideration at the Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, the shares represented by proxies will be voted in accordance the judgments of the persons holding the proxies.

Solicitation

The cost of soliciting proxies, including the cost of preparing and mailing the Notice and Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing the Proxy Statement to all shareholders entitled to vote at the Annual Meeting. Proxies may also be solicited by the officers and directors of the Company personally or by telephone or facsimile, without additional compensation. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from beneficial owners.

Communications with the Board of Directors

Shareholders may communicate with any and all members of the Company’s Board of Directors by transmitting correspondence by mail to:

Xedar Corporation
8310 South Valley Hwy., Suite 220
Englewood, CO 80112
Attn: Corporate Secretary
Shareholder Communications

Shareholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is directed and that the communication is from a Company shareholder.  Shareholder communications received by the Corporate Secretary will be promptly forwarded to the specified director or group of directors, as appropriate.  Communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. The Company generally will not forward to a director or group of directors a shareholder communication that requests general information about the Company that can be handled by the Company’s corporate staff.

If a communication is sent to the Board of Directors or a Committee thereof, the Chairman of the Board or the Chairman of that Committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response may be coordinated with counsel.

ELECTION OF DIRECTORS
(PROPOSAL NUMBER 1)

General Information

The Company’s current directors are Hugh H. Williamson, III, Samuel J. Camarata, Jr., Jack H. Jacobs, Trusten A. McArtor, John P. Moreno, Craig A. Parker and Roger J. Steinbecker. Their terms expire upon the election and qualification of their successors at the Annual Meeting. The Board of Directors has nominated each of these current directors as nominees for election as directors in the election to be held at the Annual Meeting. The Board of Directors intends to vote for the election of its nominees at the Annual Meeting.

If unforeseen circumstances make it necessary for the Board of Directors to substitute another person for any of its nominees, your shares will be voted for that person, or, if no substitute is selected by the Board of Directors prior to or at the Annual Meeting, the Board of Directors will either reduce the number of directors or later fill the vacancy with a person of their own choosing. The information concerning the nominees and their shareholdings in the Company has been provided by the nominees to the Company.

The seven (7) nominees receiving a plurality of the votes by shares represented and entitled to vote at the Annual Meeting, if a quorum is present, will be elected as directors of the Company.

Executive Officers, Directors and Key Employees

Directors

The following table sets forth the names and ages of the directors of the Company and certain additional information:

Name	Age	Position

Hugh H. Williamson, III	66	President, CEO
		and Director (Chair)
Samuel J. Camarata, Jr.	52	Director(1)
Jack H. Jacobs	62	Director(1)
Trusten A. McArtor	65	Director(1)
John P. Moreno	50	Director(1)
Craig A. Parker	43	Director(1)
Roger J. Steinbecker	65	Director(1)
___________

(1)
Indicates that the director is “independent” within the meaning of the listing standards set forth in Rule 121A of the rules of the AMEX and applicable federal securities laws. A majority of the directors serving on the Company’s Board are independent.

Hugh H. Williamson, III.  Since December 31, 2006, Mr. Williamson has been the Company’s President and Chief Executive Officer and a Director, and since 1994 the principal investor in and Chairman of the Company’s wholly owned subsidiary Premier Data Services, Inc. From February 2002 to May 2007, he was the Chief Executive Officer of Cherry Creek Capital Partners, where he exercised overall management of the executive team.  Cherry Creek is a financial services and leasing company.  From January 1999 to the present, he has been a Director of Emageon, Inc., which is a digital medical imaging company.  From February 2002 to the present, he has been a Director of Valen Technologies, which is a predictive modeling information technology company.  From June 1999 to May 2007, he was a Director of Prima Capital, which issued private money manager rankings.  From October 1997 to the present, he has been the Chief Executive Officer of Signature Control Systems, Inc., where he exercised overall management of the executive team.  Signature manufactures predictive curing equipment.  From July 1995 to October 2007, he was  the manager of Humanade LLC, which is a family real estate and investment trust.  His wife now exercises overall management of Humanade.   From July 1995 to the present he has been an advisory director of Canaan Natural Resources, acting in an advisory role.  Canaan is a natural gas exploration and production company.  From November 2001 to the present, he has been the manager of Cleburne Properties, which engages in real estate management.  He has general managerial oversight in this role.  Finally, from July 1992 to June 2007, he has been the Chief Executive Officer of Schutte & Koerting, Inc., where he has exercised overall management of the executive team.  Schutte is a diversified manufacturer.  He has a Masters in Business Administration from Texas Tech University and  a Bachelor of Science in Engineering Sciences from the United States Air Force Academy.

Samuel J. Camarata, Jr.  Since January 2007, Mr. Camarata has served as one of the Company’s directors.  From August 1984 to the present, he has been a Director of ESRI, Inc., which develops geospatial software. From May 1999 to October 2005, he was a Director of NovaLIS Technologies, Inc., which created land records management systems.  From September 2004 to the present, he has also been a member of the advisory board of Swan Island Networks, Inc., which creates high-trust computing environments.  From July 2001 to April 2004, he was the co-founder and executive vice president of Mobile EBT Scanners, LLC, which provides mobile medical services to hospitals using electron beam tomography scanning equipment.  He also currently serves on the Boards of Directors of Open Geospatial Consortium, Inc., the Oregon Environmental Council, on an Advisory Board for Utah State University, and as Vice Chairman of RAINS, Inc.  Mr. Camarata’s education includes a Bachelor of Science degree from the University of Utah and a Master of Landscape Architecture and Environmental Planning degree from Utah State University.

Jack H. Jacobs.  Since January 2007, Mr. Jacobs has served as one of the Company’s directors.  Since June 2006, Mr. Jacobs has served as a director of Visual Management Systems Holding, Inc., which installs CCTV security systems.  He has also attained the rank of Colonel (retired) in the U.S. Army, and was awarded the Congressional Medal of Honor.  Mr. Jacobs’ education includes Bachelor’s and Master’s degrees from Rutgers University.  From January 2006 to the present, Mr. Jacobs has been a director of BioNeutral, which has its securities registered under the Securities Exchange Act of 1934 and which manufactures a decontaminating microbial agent that is a decontaminant in various industrial, hospital, and consumer applications.

Trusten A. McArtor.  Since January 2007, Mr. McArtor has served as one of the Company’s directors.   Since June 2001, Mr. McArtor has been the chairman of Airbus North America Holdings, which is the parent company of Airbus North America Sales, Airbus North America Customer Services, and Airbus North America Engineering.  In that role, he is responsible for all Airbus operations in North America, including sales, marketing, customer service, training, engineering, parts distribution, legal, government affairs, trade relations, and administrative functions.   From  July 1990 to the present, he has been a Director of GKN Aerospace Special Products, which manufactures aircraft windshields.  From March 1999 to the present, he has been a Director of Platinum Research Organization, which is developing lubricant technologies.  From June 2001 to the present, he has been a Director of EADS-North America, which manufactures defense and aerospace products.  He is also the Chairman of Emension Group, LLC, which specializes in environmental processes.  Mr. McArtor’s education includes a Bachelor of Science in Engineering Sciences from the United States Air Force Academy and a Master of Science in Engineering from Arizona State University.

John P. Moreno.  Since January 2007, Mr. Moreno has served as one of the Company’s directors.  Since January 1990, Mr. Moreno has been the founder and Senior Executive Recruiter of Executive Search & Consulting, Inc., which is a consulting firm engaged in executive recruiting and start-up and early stage business consulting services.    Mr. Moreno has pursued a degree in Business Administration with Friends University.

Craig A. Parker.  Since January 2007, Mr. Parker has served as one of the Company’s directors.  Since June 2006, Mr. Parker has been the President, Chief Executive Officer and a director of Optimal Reading Services Group, Inc., which is a medical services company that provides outsourced radiology assistance to hospitals and other healthcare providers.  For the period June 2004 to June 2006, he was the Executive Vice President and General Counsel of Emageon, Inc., which is a medical imaging software company that provides software and services to healthcare systems to assist in the storage and viewing of medical images. He was also the Chief Financial Officer and General Counsel of EnteGreat, Inc. from June 2000 to June 2004.  EnteGreat is a manufacturing systems consultant and systems integrator. Mr. Parker’s education includes a Bachelor of Science from the University of North Carolina and a Juris Doctor from the University of Alabama.

Roger J. Steinbecker.  Since January 2007, Mr. Steinbecker has served as one of the Company’s directors.  From July 2006 to the present, he has been a Director of Horace Mann Educators Corporation, which markets and underwrites personal lines of property, casualty and life insurance and retirement annuities to the nation’s educators. In 2001, Mr. Steinbecker retired as an audit partner from PricewaterhouseCoopers (PWC).  Mr. Steinbecker’s education includes a Bachelor of Science in Business Administration and a Masters in Accounting from the University of Missouri.

Officers

In addition to Hugh H. Williamson, III, whose background appears above, Steven M. Bragg, age 47, has been the Company’s Chief Financial Officer, Treasurer and Secretary since December 31, 2006 and since 1999 Premier Data Services, Inc.’s Chief Financial Officer, Treasurer and Secretary.  Mr. Bragg has been the Chief Financial Officer or controller of four companies, as well as a consulting manager with Ernst & Young.  He is the author of over 30 business books and a co-author of the Wiley GAAP Guide.  Mr. Bragg's education includes a Masters in Business Administration from Babson College, a Masters in Finance from Bentley College and a Bachelors in Economics from the University of Maine.

Compensation

SUMMARY COMPENSATION TABLE
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Stock Options ($) (f)	Non –Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All other Compensation (i)	Total ($) (j)

Hugh H. Williamson, III (1)	2007 2006	230,000 -0-	-0- 45,000	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	230,000 45,000
Steven M. Bragg (2)	2007 2006	158,000 132,825	-0- 27,500	50,809 -0-	-0- -0-	-0- 14,000 (4)	-0- -0-	-0- -0-	208,809 174,325
Richard V. Souders (3)	2007 2006	230,000 230,000	27,500 27,500	-0- -0-	-0- -0-	-0- 25,000 (5)	-0- -0-	13,766 -0-	271,266 282,500
__________________
(1) Mr. Williamson became the Company’s President and Chief Executive Officer on December 31, 2006, and has been Chairman of Premier (the entity with this the Company merged, effective December 31, 2006) since 1994.
(2) Mr. Bragg became the Company’s Chief Financial Officer, Secretary and Treasurer on December 31, 2006.  The amounts set forth above for fiscal 2006 represent amounts paid by Premier. Not included in the table above for fiscal 2007 and 2006, respectively are amounts of $25,970 and $11,073, respectively, paid by Premier to the wife of Steven M. Bragg for performing part time accounting for Premier during 2007 and 2006.
(3) Mr. Souders was the President and Chief Executive Officer of the Company’s subsidiary, Premier, from 1998 until Mr. Souders terminated his employment with Premier on October 11, 2007.  Mr. Souders is no longer employed by us.
(4) Represents the payment of $14,000 in cash paid by Premier.
(5) Represents the payment of $25,000 in cash paid by Premier.

As of December 2007 there were no outstanding equity awards of any kind held by the Company’s executive officers.

BOARD AND COMMITTEE MEETINGS

Information concerning the three Committees maintained by the Board of Directors is set forth below. The Board Committees currently consist only of directors who are not employees of the Company and who are “independent” within the meaning of the listing standards set forth in Rule 121A of the rules of the AMEX and applicable securities laws and, with respect to the Audit Committee, Section 10A(m)(3) of the Securities Exchange Act of 1934.

The Board held five (5) meetings during 2007.  No director attended less than 75% of the Board meetings while serving as such director or less than 75% of all committee meetings on which he served as a committee member.

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders but strongly encourages directors to attend.

It is anticipated that, at various times throughout the year, non-management directors will  hold meetings without the presence of management personnel.

Since February 9, 2007, the Audit, Compensation and Corporate Governance and Nominating Committees have been the standing committees of the Board. The composition of the committees are set forth below, and each director serving on each of the committees is independent:

Audit	Corporate Governance and Nominating	Compensation
Roger J. Steinbecker*(1)(2)	Craig A. Parker*(1)	John P. Moreno*(1)
Samuel J. Camarata, Jr.(1)(2)	Jack H. Jacobs(1)	Trusten A. McArtor(1)
________________

*Chair

(1)	Indicates that the director is “independent” as that term is defined pursuant to 121A of the rules of the AMEX.
(2)	Indicates that the director meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Act.

The Audit Committee of the Board held nine (9) meetings during fiscal 2007. The Audit Committee, among other things, recommends the Company’s independent registered public accountants, reviews the Company’s financial statements, makes reports and recommendations regarding the adequacy of internal accounting controls made by the independent registered public accountants and considers such other matters with respect to the accounting, auditing and financial reporting procedures as it may deem appropriate or as may be brought to its attention.

The Audit Committee acts under a written charter adopted and approved by the Board in February 2007.  The Audit Committee is composed of outside directors who are not officers or employees of the Company or its subsidiaries. In the opinion of the Board, and as “independent” is defined in Rule 121A of the rules of the AMEX and Section 10A(m)(3) of the Securities Exchange Act of 1934, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as member of the Audit Committee.

The Corporate Governance and Nominating Committee of the Board held two (2) meetings during fiscal 2007.  The Corporate Governance and Nominating Committee acts under a written charter adopted and approved by the Board in February 2007.  The Corporate Governance and Nominating Committee is responsible for identifying and nominating individuals qualified to serve on the Board and the Committees of the Board, as well as reviewing the effective corporate governance policies and procedures and recommending any applicable modifications thereto. The Corporate Governance and Nominating Committee will consider, but are not required to approve, nominations for directors by shareholders for any annual meeting of the Company, provided a written recommendation is received by the Company no later than the date shareholder proposals must be submitted for consideration prior to such annual meeting (see “Shareholder Proposals for Action at the Company’s Next Annual Meeting,” below).

In evaluating the suitability of potential nominees for membership on the Board, the Corporate Governance and Nominating Committee will consider the Board’s current composition, including expertise, diversity, and balance of inside, outside and independent directors, and consider the general qualifications of the potential nominees, such as:

•	Independence;
•	Diversity (e.g., age, geography, professional, other);
•	Professional experience;
•	Industry knowledge (e.g., relevant industry or trade association participation);
•	Skills and expertise (e.g., accounting or financial);
•	Leadership qualities;
•	Public company board and committee experience;
•	Non-business-related activities and experience (e.g., academic, civic, public interest);
•	Board continuity (including succession planning);
•	Board size;
•	Number and type of committees, and committee sizes; and
•	Legal and other applicable requirements and recommendations, and other corporate governance-related guidance regarding board and committee composition.

The Corporate Governance and Nominating Committee will also see that all necessary and appropriate inquiries are made into the backgrounds of such candidates. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Corporate Governance and Nominating Committee may also consider such other factors as it may deem to be in the best interests of the Company and its shareholders, including, but not limited to:

•	High standard of personal and professional ethics, integrity and values;
•	Training, experience and ability at making and overseeing policy in business, government and/or education sectors;
•	Experience serving as a director or in a similar capacity with public companies or other business entities or non-profit organizations;
•	Ability to serve as an independent director of the Company;
•
Training, ability and experience in financial, auditing and accounting matters, including ability to qualify as a financial expert or be deemed financially literate pursuant to applicable laws, regulations and listing requirements;

•	Willingness and ability to keep an open mind when considering matters affecting interests of the Company and its constituents;
•	Willingness and ability to devote the required time and effort to effectively fulfill the duties and responsibilities related to Board and committee membership;
•	Willingness and ability to serve on the Board for multiple terms, if nominated and elected, which will enable the development of a deeper understanding of the Company's business affairs;

•	Willingness not to engage in activities or interests that may create a conflict of interest with a director's responsibilities and duties to the Company and its constituents; and
•	Willingness to act in the best interests of the Company and its constituents, and objectively assess Board, committee and management performances.

In obtaining the names of possible new nominees, the Committee may make its own inquiries and will receive suggestions from other directors, stockholders and other sources. All potential nominees must first be considered by the Committee before being contacted as possible nominees and before having their names formally considered by the full Board of Directors.

The Compensation Committee of the Board held one (1) meeting during fiscal 2007.  The Compensation Committee of the Board operates under a written charter adopted and approved by the Board in February 2007.  The Compensation Committee is responsible for:

•
reviewing, considering, and suggesting compensatory plans and pay levels for the Chief Executive Officer  for approval by the independent members of the Board, and to review, consider, suggest and approve compensatory plans and pay levels for all other officers of the Company subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and all executives who are direct reports to the Chief Executive Officer;

•	recommending the annual retainer and meeting attendance fees for all non-employee directors of the Company for service on the Board and its committees to the Corporate Governance Committee;

•
reviewing and administering (in conjunction with management) the employee long and short-term compensation plans, employee performance-based incentive plans (which are cash and equity based) and other employee benefit plans in alignment with the Company’s business strategy and in a manner that reflects, in general, programs and practices within the high technology industry; and

•	issuing annually a report on executive compensation in accordance with the applicable rules and regulations of the Securities and Exchange Commission for inclusion in the Company’s proxy statement.

It is expected that all current committee members will be nominated for re-election to such Committees at a Board meeting to be held immediately following the Annual Meeting.

The Board of Directors has adopted charters for its Audit, Compensation and Corporate Governance and Nominating Committees and Code of Ethics for Senior Officer and Code of Conduct for directors, officers and employees of the Company, its subsidiaries and affiliated companies. You can obtain copies of the Company’s current committee charters and code in the “ Codes” and “Corporate Governance” sections of the Company’s website: www.xedarinc.com, or by writing to the Company’s Secretary at 8310 South Valley Highway, Suite 220, Englewood, Colorado 80112.

COMPENSATION OF DIRECTORS

Summary Compensation Table

Name (a)	Fees earned or paid in cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non –equity incentive plan compensation ($) (e)	Nonqualified deferred compensation earnings ($) (f)	All other Compensation (g)	Total ($) (h)
Samuel J. Camarata, Jr.	16,200(2)	8,167(3)	-0-(3)	-0-	-0-	-0-	24,367
Jack H. Jacobs	8,500(2)	8,167(3)	-0-(3)	-0-	-0-	-0-	16,667
Trusten A. McArtor	10,000(2)	8,167(3)	-0-(3)	-0-	-0-	-0-	18,167
John P. Moreno	15,000(2)	8,167(3)	-0-(3)	-0-	-0-	-0-	23,167
Craig A. Parker	13,900(2)	8,167(3)	-0-(3)	-0-	-0-	-0-	22,067
Roger J. Steinbecker	17,050(2)	8,167(3)	-0-(3)	-0-	-0-	-0-	25,217
Hugh H. Williamson, III	-0-(1)	-0-(4)	-0-(4)	-0-	-0-	-0-	-0-
_____________

(1)	Directors who are full-time employees of the Company received no additional compensation for serving as directors.
(2)	Board members also are reimbursed for all expense associated with attending Board or Committee meetings. In summary, Board members received the following fees:
For each Board meeting attended in person	$4,000
For each Board meeting attended that is held over the telephone	$1,000
For each non-chair committee member for each committee meeting attended	$250
For each committee meeting attended by the chair of that committee	$450
Annual retainer of the Audit Committee Chair	$2,000
Annual retainer of the Compensation and Corporate Governance and
Nominating Committee Chairs	$1,000

In addition, each director, at his option, may convert their cash fees and expenses to our restricted stock (based on the closing price of our common stock on the date of grant).  This restricted common stock vests one year after the date of grant.
(3)
In fiscal 2007, each non-employee director was granted 10,000 restricted shares of our common stock, of which 3,334 shares vested on December 31, 2007, 3,333 shares will vest on December 31, 2008, and 3,333 shares will vest on December 31, 2009. No other stock awards were outstanding at the end of fiscal 2007 with respect to any non-employee director. No option awards were outstanding at the end of fiscal 2007 with respect to any non-employee director.

(4)	Our sole employee director, Hugh H. Williamson, III, had no stock awards or stock option awards outstanding at the end of Fiscal 2007.

Incentive Plans

Securities Authorized for Issuance Under Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted–average exercise price of outstanding options warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders	0	$0	0
Equity compensation plans not approved by security holders	39,996(2)	$0(3)	1,500,000
Total	39,996	$0	1,500,000
_______________

(1)
  As of December 31, 2007, the end of our last completed fiscal year, the aggregate 1,500,000 shares remaining available for issuance under our equity compensation plans are all available under our 2007 Equity Incentive Plan.

(2)
 By resolution of the Board of Directors dated February 9, 2007, we have entered into an equity compensation arrangement or plan with each of our six non-employee directors which provides that each such non-employee director will receive 10,000 shares of our restricted common stock, vested in thirds annually, commencing December 31, 2007 (i.e., 3334 shares vested on December 31, 2007, 3333 shares will vest on December 31, 2008, and 3333 shares will vest on December 31, 2009). This equity compensation arrangement or plan has not been approved or ratified by our shareholders.

(3)
  Subsequent to the end of our last completed fiscal year, on January 2, 2008, we issued restricted stock unit awards to a group of employees and contractors, pursuant to our 2007 Equity Incentive Plan.  Our 2007 Equity Incentive Plan has not been approved or ratified by our shareholders, but will be submitted for ratification by our shareholders at our annual meeting, expected to be held April 23, 2008. Specifically, we issued restricted stock units for 97,000 shares to thirteen employees, vesting between July 1, 2008 and March 1, 2009.  We issued units for 21,000 shares to eight contractors, vesting on July 1, 2008.  A restricted stock unit award is a grant valued in terms of our common stock, but stock is not issued at the time of the grant.  After the vesting period has been satisfied, we distribute shares to the recipient. We measure the employee grants at the fair value of the unit on the grant date, when the stock price was $2.17, and recognize this expense ratably over the vesting periods.  Due to the short vesting periods, we assumed a zero forfeiture rate.  If there are forfeitures, we will adjust the expense recognition downward as those forfeitures occur.  Because the contractor grants have cliff vesting provisions, we will finalize recognition of the fair value of the stock issued as of the vesting date.  We will also conduct a provisional calculation at the end of each quarter preceding the final calculation, and adjust based on the stock fair value on those dates.

    We will record $210,490 compensation expense (and offset to Additional Paid-in Capital) for the employee awards ratably over the employee vesting periods.  We will make an initial charge to expense for the contractor-related grants using the fair value on March 31, 2008, re-price the grants on June 30, 2008, and will finalize the contractor compensation expense as of the July 1, 2008 vesting date.

    As of December 31, 2007, and as of now, we maintained and maintain no other equity compensation plan or arrangements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND
CORPORATE GOVERNANCE

    A majority of the directors serving on our Board are independent. Specifically, each of Samuel J. Camarata, Jr., Jack H. Jacobs, Trusten A. McArtor, John P. Moreno, Craig A. Parker, and Roger J. Steinbecker is “independent” as that term is defined in Rule 121A of the rules of the AMEX.  Each of the directors serving on our Audit Committee (i.e., Roger J. Steinbecker and Samuel J. Camarata, Jr.) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Act, as well as the definition “independent” in Rule 121A of the rules of the AMEX.  Additionally, each of the directors serving on our Corporate Governance and Nominating Committee (i.e., Craig A. Parker and Jack H. Jacobs) and each of the directors serving on our Compensation Committee (i.e., John P. Moreno and Trusten A. McArtor) are “independent” as that term is defined in Rule 121A of the rules of the AMEX.

    We acquired shares from Mr. Hans Bucher, Mr. Earnest Mathis, and Mr. Gary Agron in the amounts of 155, 154, and 154 shares, respectively, for $400,000. The amount is included in accounts payable to shareholders in the accompanying consolidated balance sheet at December 31, 2006. The balance was paid in January 2007.  At the time of the acquisition of the shares from Mr. Bucher, for which he was paid $133,334, Mr. Bucher was a significant shareholder, holding less than 10% of our shares.  At the time of the acquisition of the shares from Mr. Mathis, for which he was paid $133,333, Mr. Mathis was our majority shareholder, our President and CEO and our director.  At the time of the acquisition of the shares from Mr. Agron, for which he was paid $133,333, Mr. Agron was a significant shareholder, holding less than 10% of our shares.

    On June 8, 2007, we signed a Business Loan Agreement, effective June 7, 2007, with KeyBank National Association pursuant to which we obtained a revolving line of credit in a principal amount of up to Five Hundred Thousand Dollars and No Cents ($500,000.00).  The line of credit is evidenced by a promissory note bearing interest at a variable rate equal to the prime rate of KeyBank, with an initial interest rate equal to eight and one quarter percent (8.25%) per annum.  As security for the line of credit, we have executed a Commercial Security Agreement in favor of KeyBank and Hugh H. Williamson, III, our Chairman and Chief Executive Officer, has entered into a Commercial Guaranty, personally guarantying full and punctual payment of all of our obligations arising under the line of credit.   On September 28, 2007, we increased our line of credit with KeyBank by replacing our revolving line of credit in the principal amount of up to Five Hundred Thousand Dollars and No Cents ($500,000.00) with an increased line of credit in the principal amount of up to One Million Dollars and No Cents ($1,000,000.00).  The increased line of credit was evidenced by a Business Loan Agreement and a Promissory Note bearing interest at a variable rate equal to the prime rate of KeyBank , with an initial interest rate equal to seven and one half percent (7.5%) per annum.  As security for the increased line of credit, we executed a Commercial Security Agreement in favor of KeyBank, Hugh H. Williamson, III, our Chairman and Chief Executive Officer, entered into a Commercial Guaranty, personally guarantying full and punctual payment of all of our obligations arising under the increased line of credit, Humanade, L.L.C., our affiliate, entered into a Commercial Guaranty, guarantying full and punctual payment of all of our obligations arising under the Increased Line of Credit, and the Nancy T. Williamson 1989 Revocable Trust, our affiliate, entered into a Commercial Guaranty, guarantying full and punctual payment of all of our obligations arising under the increased line of credit.

    On December 10, 2007, we increased our line of credit with KeyBank by obtaining an additional revolving line of credit in a principal amount of up to Five Hundred Thousand Dollars and No Cents ($500,000.00).  This additional line of credit is evidenced by a promissory note bearing interest at a variable rate equal to the prime rate of KeyBank, with an initial interest rate equal to seven and one half percent (7.5%) per annum.  As security for the additional line of credit, we have executed a Commercial Security Agreement in favor of KeyBank, Hugh H. Williamson, III, our Chairman and Chief Executive Officer, has entered into a Commercial Guaranty, personally guarantying full and punctual payment of all of our obligations arising under the additional line of Credit, Humanade, L.L.C., our affiliate, has entered into has entered into a Commercial Guaranty, guarantying full and punctual payment of all of our obligations arising under the additional line of credit, and the Nancy T. Williamson 1989 Revocable Trust, our affiliate, has entered into a Commercial Guaranty, guarantying full and punctual payment of all of our obligations arising under the additional line of credit.

    On March 3, 2008, our 50% owned subsidiary, LandPixx, LLC, borrowed $1,352,612 from Bank of the West, Evergreen, CO (“BOW”), which it used to pay off loans from Silicon Valley Bank and Biltmore Bank of Arizona. The BOW loan bears 6.19% interest, has 60 monthly payments of $15,435 beginning March 3, 2008, followed by a balloon payment of $794,714 due and payable on March 1, 2013, and is secured by the aircraft and related sensor equipment owned by LandPixx. Mr. Hugh H. Williamson, III, our CEO, is a co-borrower on the loan, and we have guaranteed prompt payment and performance of the obligations arising under the loan.

    Also on March 3, 2008, our 50% owned subsidiary, LandPixx, LLC, borrowed $183,777 from BOW, which it used to pay off the remainder of the loans from Silicon Valley Bank and Biltmore Bank of Arizona. The BOW loan bears 5.385% interest, has 59 monthly payments of $2,655, and a final payment of $62,900 that is due and payable on February 25, 2013. The loan is secured by a $185,000 deposit account at BOW, which is owned by Mr. Hugh H. Williamson III. Mr. Williamson, our CEO, is a co-borrower on the loan.

    On March 3, 2008, we borrowed $1,000,000 from our CEO, Hugh H. Williamson, III. We used $478,000 of the loan to pay down our line of credit with KeyBank National Association. We are using the remainder of the loan for working capital. The loan bears interest at a variable rate, which is equal to the prime rate charged by KeyBank, which rate was 6.0% as of the loan closing date. The loan is secured by substantially all of our assets, although the security interest is subordinate to the KeyBank line of credit. The loan is to be repaid on the earlier of the receipt of $10 million in new funding, or December 31, 2008. The Audit Committee of our Board, whose members are “independent,” reviewed the terms of the proposed loan prior to its consummation and determined that it is fair to us, and as such did not constitute a conflict of interest.

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the internal control, accounting, auditing and financial reporting practices of the Company. Specific responsibilities of the Audit Committee include:

•	Reviewing and discussing the Company’s audited financial statements with management and the Company’s independent registered public accountants;
•	reviewing the Company’s quarterly reports with the Company’s independent registered public accountants;

•
discussing with the Company’s independent registered public accountants information relating to the independent registered public accountants’ judgments about the quality of the Company’s accounting policies and financial reporting practices;

•	recommending to the Board that the Company include the audited financial statements in its Annual Report on Form 10-KSB; and
•	overseeing compliance with the Securities and Exchange Commission requirements for disclosure of registered public accountants’ services and activities.

The Audit Committee regularly meets with management to consider the adequacy of the Company’s internal controls and the integrity of its financial reporting. The Audit Committee discusses these matters with the Company’s independent registered public accountants and with appropriate Company financial personnel and internal audit consultant.

The Audit Committee regularly meets privately with management, the independent registered public accountants and the internal auditor consultant. Each of the independent registered public accountants has unrestricted access to the Audit Committee.

The Audit Committee retains and, if circumstances warrant, replaces the independent registered public accountants and regularly reviews their performance and independence from management. The Audit Committee also pre-approves all audit and permitted non-audit services and related fees.

The Board of Directors has determined that none of the Directors serving on the Committee has a relationship to the Company that may interfere with their independence from the Company and its management. As a result, each Director who serves on the Committee is “independent” within the meaning Rule 121A of the rules of the AMEX and Section 10A(m)(3) of the Securities Exchange Act of 1934.

The Board of Directors has adopted a written charter setting out the roles and responsibilities the Committee is to perform. The Board has determined that Roger J. Steinbecker is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-B.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.

Review of Audited Financial Statements

The Audit Committee has reviewed the Company’s financial statements for the fiscal year ended December 31, 2007, as audited by EKS&H, the Company’s independent registered public accountants, and has discussed these financial statements with management. In addition, the Audit Committee has discussed with EKS&H and received from EKS&H the written disclosures required by Statement of Auditing Standards No. 61, Securities and Exchange Commission Rule 2-07 and the Independence Standards Board Standard No. 1 in January 2008 and has discussed with EKS&H its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-KSB, for filing with the Securities and Exchange Commission.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with accepted auditing standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America and that the Company’s independent registered public accountants are in fact “independent.”

                        AUDIT COMMITTEE

Roger J. Steinbecker
Samuel J. Camarata, Jr.

DISCLOSURE OF AUDIT AND NON-AUDIT FEES

Approval Policy

The Audit Committee will annually review and pre-approve the services and fees that may be provided by the independent registered public accountants during the following year. The Audit Committee will specifically review the services and fees related to the annual audit, other services that are audit-related, preparation of tax returns and tax related compliance services and all other services. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

Any service to be provided by the independent registered public accountants that has not received general approval is required to be submitted to the Audit Committee for approval prior to the commencement of a substantial portion of the engagement. Any proposed service exceeding pre-approved cost levels is also required to be submitted to the Audit Committee for specific approval.

The Audit Committee will revise the list of general pre-approved services from time to time based on subsequent determinations. The Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accountant to management.

Independent Public Accountants

Effective January 16, 2007, the Company engaged EKS&H as the Company’s principal independent accountant.  Accordingly, the Company dismissed Schumacher & Associates, Inc., Certified Public Accountants (“Schumacher & Associates”), on the same date.

The decision to change accountants was recommended and approved by the Company’s Board of Directors.
EKS&H’s report on the Company’s financial statements for the two fiscal years ended December 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.  EKS&H opined that the Company’s consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of the Company’s operations and cash flows for the years ended December 31, 2007 and 2006 in conformity with generally accepted accounting principles in the United States of America.

In connection with the audit of the Company’s financial statements for the years ended December 31, 2007 and 2006, there were no disagreements, resolved or not, with EKS&H on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of EKS&H, would have caused EKS&H to make reference to the subject matter of the disagreement in connection with their report.

During the two most recent fiscal years, and the subsequent interim period through the date hereof, the Company has not consulted with EKS&H regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor has EKS&H provided to us a written report or oral advice regarding such principles or audit opinion on any matter that was the subject of a disagreement or reportable event set forth in Item 304(a)(1)(iv) of Regulation S-B with the Company’s former principle independent accountant.

Audit Fees

The following table sets forth the aggregate fees billed by Schumacher & Associates in 2006 and EKS&H in 2007. As indicated above, EKS&H was selected as the Company’s accountant for the Company’s 2007 audit.

		Audit
	Audit	Related	Tax	All Other
Year	Fees(1)	Fees(2)	Fees(3)	Fees(4)	Total

2006	$64,000	$--	$--	$--	$64,000
2007	$128,650	$196,818	$6,375	$29,198	$361,041
_____________

(1)	Includes fees for the annual audit and quarterly reviews
(2)	Includes fees for SEC filings and acquisition audits
(3)	Includes fees for the 2007 tax return
(4)	Includes fees for the SOX compliance

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS
(PROPOSAL NUMBER 2)

EKS&H has been selected as the Company’s independent registered public accountants.  Shareholder ratification of the selection of EKS&H as the Company’s independent registered public accountants is not required by the Company’s Bylaws or otherwise.  However, the Board is submitting the selection of EKS&H for shareholder ratification as a matter of good corporate practice.  Notwithstanding the selection, the Audit Committee of the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.  A representative of EKS&H is expected to be present at the Annual Meeting, to have the opportunity to make a statement if desired, and to be available to respond to appropriate questions.

Ratification of the appointment of EKS&H as the Company’s independent registered public accountants will require the affirmative vote of the holders of at least a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting.  All of the Directors and executive officers of the Company intend to vote their shares “FOR” the ratification of the selection of EKS&H as the Company’s independent registered public accountants.  If the holders of at least a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting fail to ratify the selection of EKS&H as the Company’s independent registered public accountants, the Audit Committee will consider such failure at a subsequent meeting of the Audit Committee and determine, in its discretion, what action it should take, if any.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” RATIFICATION OF THE APPOINTMENT OF EKS&H AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

RATIFICATION OF THE XEDAR CORPORATION 2007
EQUITY INCENTIVE PLAN
(PROPOSAL NUMBER 3)

On October 23, 2007, the Company’s Board of Directors approved the Xedar Corporation 2007 Equity Incentive Plan (“2007 Plan”) to provide for the payment of certain incentive compensation to 2007 Plan participants, in the form of restricted stock, options, or restricted stock units.  The 2007 is attached hereto as Exhibit A. Any of the Company’s employees or consultants are authorized to be 2007 Plan participants and may receive incentive compensation under the 2007 Plan upon the authorization and determination of the 2007 Plan Administrator.  The Plan Administrator under the 2007 Plan makes all determinations with respect to granting incentive compensation under the 2007 Plan, in any, to the Plan Participants, including, but not limited to, the timing, amount, vesting schedule, and forfeiture restrictions, if any, applicable to any grant made pursuant to the 2007 Plan.  The Plan Administrator is the Company’s full board or a committee of the board composed of two or more directors.  Currently the Company’s Compensation Committee serves as the Plan Administrator.  The maximum number of shares that may be granted as incentive compensation pursuant to the 2007 Plan is 1,500,000 shares of the Company’s common stock.   At the end of fiscal 2007, no awards had been made pursuant to the 2007 Plan.   The grants of 118,000 Restricted Stock Units to employees of the Company’s subsidiaries, none of which are vested awards, were approved for issuance by the Plan Administrator on January 2, 2008.  No awards under the 2007 Plan have been granted to any of the Company’s executive officers or directors.

Ratification of the 2007 Plan as the Company’s equity incentive plan will require the affirmative vote of the holders of at least a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting.  All of the Directors and executive officers of the Company intend to vote their shares “FOR” the ratification of the 2007 Plan as the Company’s equity incentive plan.  If the holders of at least a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting fail to ratify the 2007 Plan as the Company’s equity incentive plan, the Audit Committee will consider such failure at a subsequent meeting of the Audit Committee and determine, in its discretion, what action it should take, if any.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE “FOR” RATIFICATION OF THE 2007 EQUITY INCENTIVE PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On the Record Date, there were 26,186,646 shares of the Company’s Common Stock issued and outstanding. The following table sets forth certain information regarding the beneficial ownership of the outstanding shares as of the Record Date by (i) each person who is known by us to own beneficially more than 5% of the Company’s outstanding stock; (ii) each of the Company’s named executive officers and directors; and (iii) all of the Company’s named executive officers and directors as a group.  Except as otherwise indicated, each such person has investment and voting power with respect to such shares, subject to community property laws where applicable.

PRINCIPAL STOCKHOLDERS

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership	Percent of Class

Hugh H. Williamson, III	6,047,892(1)	23.1%
8310 S. Valley Highway, #220
Greenwood Village, CO 80112

Steven M. Bragg	166,222	Less than 1%

Samuel J. Camarata, Jr.	10,000(²)	Less than 1%

Jack H. Jacobs	10,000(²)	Less than 1%

Trusten A. McArtor	10,000(²)	Less than 1%

John P. Moreno	10,000(²)	Less than 1%

Craig A. Parker	10,000(²)	Less than 1%

Roger J. Steinbecker	10,000(²)	Less than 1%

All named executive officers	6,241,411	23.8%
and directors as a group
(8 persons)

Jeffrey R. Grime	1,673,466	6.4%
13004 Dunhill Drive
Fairfax, VA 22030

Don W. Rakestraw	2,269,256	8.7%
219 Apple Blossom Court
Vienna, VA 22181

Richard V. Souders	1,311,937	5.0%

Underwood Family Partners, Ltd.	1,580, 001(³)	6.0%
1610 Wynkoop Street, #100
Denver, CO 80202
______________

(1)	Includes 1,745,071 shares owned by Mr. Williamson, and 4,302,821 shares owned by Humanade LLC, of which Mr. Williamson is the husband of the Manager.
(2)	Each of the above directors was granted 10,000 shares of the Company’s Common Stock to vest in 3,334 shares, 3,333 shares and 3,333 shares on December 31, 2007, 2008 and 2009, respectively.
(3)	Underwood Family Partners, Ltd. is a limited partnership, the general partner of which is L. Michael Underwood.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, as well as persons beneficially owning more than 10% of the outstanding Common Stock, to file certain reports of ownership with the Securities and Exchange Commission within specified time periods. Such officers, directors and shareholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of such forms, and all amendments received by it, or written representations from certain reporting persons, the Company believes that between January 1, 2007 and December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were met.

Annual Report to Shareholders

A copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, which contains audited financial statements, was mailed with this Notice and Proxy Statement to all shareholders of record on the record date.

Voting by Proxy

In order to ensure that your shares will be represented at the Annual Meeting, please sign and return the enclosed Proxy in the envelope provided for that purpose, whether or not you expect to attend. Any shareholder may, without affecting any vote previously taken, revoke a written proxy by giving notice of revocation to the Company in writing or by executing and delivering to the Company a later dated proxy.

Shareholder Proposals for Action at the Company’s Next Annual Meeting

A shareholder proposal for shareholder action at the next Annual Meeting of Shareholders to be held in 2009, must be received by the Company’s Secretary at the Company’s offices no later than December 6, 2008, in order to be included in the Company’s proxy statement and form of proxy for that meeting.  Such proposals should be addressed to Xedar Corporation, 8310 South Valley Hwy., Suite 220, Englewood, CO 80112, Attn: Corporate Secretary, Shareholder Communications. If a shareholder proposal is introduced at the 2009 Annual Meeting of Shareholders without any discussion of the proposal in the Company’s proxy statement, and the shareholder does not notify the Company on or before February 12, 2008, as required by the Securities and Exchange Commission’s Rule 14a-4(c)(1), of the shareholder’s intent to raise such proposal at the Annual Meeting of Shareholders, then proxies received by the Company for the 2009 Annual Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

By Order of the Board of Directors

/s/  Hugh H. Williamson, III
Hugh H. Williamson, III,
Chair, President and CEO

EXHIBIT A

XEDAR CORPORATION
2007 EQUITY INCENTIVE PLAN

SECTION 1.  PURPOSE

The purpose of the Xedar Corporation 2007 Equity Incentive Plan (the "Plan") is to promote the interests of Xedar Corporation, a Colorado corporation (the "Company"), by offering opportunities to selected persons to participate in the Company's growth and success, and to encourage them to remain in the service of the Company or a Related Company (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

SECTION 2.  DEFINITIONS

"Award" means any Option or Stock Award.

"Board" means the Board of Directors of the Company.

"Cause" unless otherwise defined in the instrument evidencing the Award or in a written employment, or services or other agreement between the Participant and the Company or a Related Company and the Participant, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.
"Common Stock" means the Common Stock, no par value per share, of the Company.

"Company Transaction," unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of either:

(a)           a merger or consolidation of the Company with or into any other company, entity or person or

(b)           a sale, lease, exchange or other transfer, in one transaction or a series of related transactions undertaken with a common purpose, of all or substantially all the Company's then outstanding securities or all or substantially all the Company's assets;

provided, however, that a Company Transaction shall not include a Related Party Transaction.

"Disability" unless otherwise defined by the Plan Administrator or in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Plan Administrator, to perform his or her duties for the Company or a Related Company and to be engaged in any substantial gainful activity on behalf of the Company or a Related Company.

"Early Retirement" means Termination of Service prior to Retirement on terms and conditions approved by the Plan Administrator.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means the per share value of the Common Stock as established in good faith by the Plan Administrator or, if the Common Stock is (a) listed on the Nasdaq Stock Market, the closing sales price for the Common Stock as reported by that market for regular session trading for a single trading day, or (b) listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for regular session trading for a single trading day, (c) quoted on the OTC Bulletin Board Service or by the National Quotation Bureau, Inc., the average of the high bid and low asked prices reported by such service for a single trading day.  If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

"Good Reason" means the occurrence of any of the following events or conditions and the failure of the Successor Company to cure such event or condition within 30 days after receipt of written notice from the Participant:

(a)           a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) that, in the Participant's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities that, in the Participant's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such positions, except in connection with the termination of the Participant's employment for Cause, as a result of his or her Disability or death, or by the Participant other than for Good Reason;

(b)           a reduction in the Participant's annual base salary;

(c)           the Successor Company's requiring the Participant (without the Participant's consent) to be based at any place outside a 50-mile radius of his or her place of employment prior to a Company Transaction, except for reasonably required travel on the Successor Company's business that is not materially greater than such travel requirements prior to the Company Transaction;

(d)           the Successor Company's failure to: (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Participant was participating at the time of a Company Transaction, including, but not limited to, the Plan, or (ii) provide the Participant with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Company Transaction;

(e)           any material breach by the Successor Company of its obligations to the Participant under the Plan or any substantially equivalent plan of the Successor Company; or

(f)           any purported termination of the Participant's employment or service relationship for Cause by the Successor Company that is not in accordance with the definition of Cause under the Plan.

"Grant Date" means the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

"Incentive Stock Option" means an Option granted with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

"Nonqualified Stock Option" means an Option other than an Incentive Stock Option.

"Option" means the right to purchase Common Stock granted under Section 7.

"Option Expiration Date" has the meaning set forth in Section 7.6.

"Option Term" has the meaning set forth in Section 7.3.

"Participant" means the person to whom an Award is granted.

"Plan Administrator" has the meaning set forth in Section 3.1.

''Related Company" means any entity that, directly or indirectly, is in control of or is controlled by the Company.

"Related Party Transaction" means: (a) a merger or consolidation of the Company in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger or consolidation; (b) a sale, lease, exchange or other transfer of the Company's assets to a majority-owned subsidiary company; (c) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including but not limited to, reincorporating the Company in a different jurisdiction or creating a holding company; or (d) a corporate dissolution or liquidation.

"Retirement," unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan, means Termination of Service on or after the date the individual reaches "normal retirement age" as that term is defined in Section 411(a)(8) of the Code.

"Securities Act" means the Securities Act of 1933, as amended.

"Stock Award" means an Award of shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

"Successor Company" means the surviving company, the successor company or its parent, as applicable, in connection with a Company Transaction.

"Termination of Service" means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including death, Disability, Early Retirement or Retirement, as determined by the Plan Administrator in its sole discretion.  Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Plan Administrator and its determination shall be final.  Transfer of the Participant's employment or service relationship between Related Companies, or between the Company and any Related Company, shall not be considered a Termination of Service for purposes of an Award, but unless the Plan Administrator determines otherwise, a Termination of Service shall be deemed to occur if the Participant's employment or service relationship is with an entity that has ceased to be a Related Company.

"Vesting Commencement Date" means the Grant Date or such other date selected by the Plan Administrator as the date from which the Option begins to vest for purposes of Section 7.4.

SECTION 3.  ADMINISTRATION

3.1           Plan Administrator

The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of the Board (a "Plan Administrator").  Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate.  Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2           Administration and Interpretation by Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including selecting the persons to be granted Awards, determining the type of Awards, the number of shares of Common Stock subject to an Award, and all terms, conditions, restrictions and limitations, if any, of an Award, and approving the forms of agreement for use under the Plan.  The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan's administration.  The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected.  The Plan Administrator may delegate ministerial duties to such of the Company's officers as it so determines.  For purposes of determining the effect on vesting an Award of a Company-approved leave of absence or a Participant's working less than full time, the human resources director or other person performing that function may be deemed the Plan Administrator.

SECTION 4.  STOCK SUBJECT TO THE PLAN

4.1           Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 12.1, a maximum of 1,500,000 shares of Common Stock shall be available for issuance under the Plan.  Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2           Reuse of Shares

(a)           Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant.  If any Award lapses, expires, terminates or is cancelled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and are thereafter reacquired by the Company, the shares subject to such Awards or the reacquired shares shall again be available for issuance under the Plan.  Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations, or (ii) covered by an Award that is settled in cash, shall be available for Awards under the Plan.  All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company.

(b)           The Committee shall have the authority to grant awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)           Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the share number stated in Section 4.1, subject to adjustment from time to time as provided in Section 12.1.

SECTION 5.  ELIGIBILITY

An Award may be granted to any officer, director or employee of the Company or a Related Company that the Plan Administrator from time to time selects.  An Award may also be granted to any consultant, advisor or independent contractor who provides services to the Company or any Related Company, so long as such Participant (a) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (b) does not directly or indirectly promote or maintain a market for the Company's securities.

SECTION 6.  AWARDS

6.1           Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan.  Awards may be granted singly or in combination.

6.2           Settlement of Awards

The Company may settle Awards through the delivery of shares of Common Stock, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine.  Any Award settlement may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine.  The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

6.3           Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of an Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the "Acquisition Transaction").  In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

SECTION 7.  AWARDS OF OPTIONS

7.1           Grant of Options

The Plan Administrator shall have the authority, in its sole discretion, to grant Options designated as Incentive Stock Options or as Nonqualified Stock Options.

7.2           Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than the minimum exercise price required by Section 8.3 with respect to Incentive Stock Options.

7.3           Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option (the "Option Term") shall be as established for that Option by the Plan Administrator or, if not so established, shall be ten years from the Grant Date.  For Incentive Stock Options, the Option Term shall be as specified in Section 8.4.

7.4           Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time.  If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant's Continuous Employment or Service With the Company or Its Related Companies From the Vesting Commencement Date	Portion of Total Option That Is Vested and Exercisable

After 1 year	25%
Each year thereafter	25%
After 4 years	100%

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5.  An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5           Payment of Exercise Price
The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased.  Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Plan Administrator for that purchase, which forms may include:

(a)           cash;

(b)           check;

(c)           tendering (either actually or, if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) that have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d)           if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(e)           such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of the purchase price of the Common Stock by a promissory note, or (ii) the guarantee by the Company of a loan obtained by the Participant from a third party.  Such notes or loans must be full recourse to the extent necessary to avoid charges to the Company's earnings for financial reporting purposes.  Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.  Notwithstanding the foregoing, with respect to officers and directors of the Company, the Plan Administrator shall not be obligated to accept, and shall not permit or accept, payment of the exercise price under an Option in any form or combination of forms that would constitute a personal loan to or for such officer or director, by the Company, in violation of Section 13(k) of the Exchange Act.

7.6           Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or a Related Company, which provisions may be waived or modified by the Plan Administrator at any time.  If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a)           Any portion of an Option that is not vested and exercisable on the date of a Participant's Termination of Service shall expire on such date.
(b)          Any portion of an Option that is vested and exercisable on the date of a Participant's Termination of Service shall expire on the earliest to occur of:

        (i)     if the Participant's Termination of Service occurs for reasons other than Cause, Retirement or Early Retirement, Disability or death, the date which is three months after such Termination of Service;
        (ii)    if the Participant's Termination of Service occurs by reason of Retirement or Early Retirement, Disability or death, the one-year anniversary of such Termination of Service;
        (iii)   if the Participant's Termination of Service occurs by reason of Cause, the date which is thirty days after such Termination of Service; and
        (iv)   the last day of the Option Term (the "Option Expiration Date").

    Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case a Participant's Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise.  If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option shall likewise be suspended during the period of investigation.  If any facts that would constitute termination for Cause are discovered after a Participant's Termination of Service, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

(c)           A Participant's change in status from an employee to a consultant, advisor or independent contractor or a change in status from a consultant, advisor or independent contractor to an employee, shall not be considered a Termination of Service for purposes of this Section 7.

(d)           The effect of a Company-approved leave of absence on the application of this Section 7 shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8.  INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, and to the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1           Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant's Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option.  In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2           Eligible Employees

Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

8.3           Exercise Price

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a "Ten Percent Stockholder"), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date.  The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4           Option Term

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the Option Term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

8.5           Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option): (a) more than three months after the date of a Participant's Termination of Service if termination was for reasons other than death or Disability, (b) more than one year after the date of a Participant's Termination of Service if termination was by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

8.6           Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

     A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option.  The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7           Promissory Notes

The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

8.8           Code Definitions

For the purposes of this Section 8, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9.  STOCK AWARDS

9.1           Grant of Stock Awards

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals  where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.  The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which repurchase or forfeiture of the Stock Award shall occur by reason of a Participant's Termination of Service.  Such Stock Awards may be referred to as Restricted Stock Awards, Restricted Stock Grants, Restricted Stock Units, RSUs or such other designation as may be determined by the Plan Administrator from time to time.

9.2           Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon a Participant's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant's death, to the personal representative of the Participant's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3           Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 10.  WITHHOLDING

The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award.  The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

The Plan Administrator may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by: (a) paying cash to the Company, (b) having the Company withhold from cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Stock Awards) having a value equal to the tax withholding obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations.  The value of the shares so withheld may not exceed the employer's minimum required tax withholding rate, and the value of the shares so tendered may not exceed such rate to the extent the Participant has owned the tendered shares for less than six months if such limitation is necessary to avoid a charge to the Company for financial reporting purposes.  Notwithstanding the foregoing, with respect to officers and directors of the Company, the Plan Administrator shall not be obligated to permit, and shall not permit the satisfaction by the officer or director of his or her tax withholding obligations in any manner that would constitute a personal loan to or for the officer or director, by the Company, in violation of Section 13(k) of the Exchange Act.

SECTION 11.  ASSIGNABILITY

No Award or interest in an Award may be assigned, pledged or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates a beneficiary on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant's death.  During a Participant's lifetime, an Award may be exercised only by the Participant.  Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that an Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and those contained in the instrument evidencing the Award.

SECTION 12.  ADJUSTMENTS

12.1           Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other company, or (b) new, different or additional securities of the Company or of any other company being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan and issuable as Incentive Stock Options as set forth in Section 4 and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.  The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.  Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 12.1 but shall be governed by Sections 12.2 and 12.3, respectively.

12.2           Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options and Stock Awards denominated in units shall terminate immediately prior to the dissolution or liquidation of the Company.  To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

12.3           Company Transaction

12.3.1	Options

In the event of a Company Transaction, except as otherwise provided in the instrument evidencing the Award, each outstanding Option may be assumed or continued or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the "Successor Corporation").  In the event that the Successor Corporation refuses to assume, continue or substitute for the Option, the Plan Administrator may provide in the instrument evidencing the Award, or subsequently, that a Participant may vest in and have the right to exercise the Option as to some or all the shares of Common Stock subject thereto, including shares as to which the Option would not otherwise be vested or exercisable, but unless so provided no such vesting shall occur.  The Plan Administrator shall notify the Participant in writing or electronically of any such vesting and of the time period in connection with the Company Transaction in which the Option must be exercised, and the Option shall terminate upon the expiration of such period.  If the consideration received in the Company Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction.  All Options shall terminate and cease to remain outstanding immediately following the consummation of the Company Transaction, except to the extent assumed by the Successor Corporation.

12.3.2	Stock Awards

In the event of a Company Transaction, except as otherwise provided in the instrument evidencing the Award and unless otherwise provided in any written agreement between a Participant and the Company or a Related Company, the vesting of shares subject to Stock Awards and the forfeiture provisions to which such shares are subject shall each continue in effect.  The number of shares subject to such converted restricted stock awards shall be adjusted in the same manner as provided in Section 12.3.1 for Options.

12.4           Further Adjustment of Awards

Subject to Sections 12.2 and 12.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards.  Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants.  The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

12.5           Limitations

The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12.6           Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 13.  FIRST REFUSAL AND REPURCHASE RIGHTS

13.1           First Refusal Rights

Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Company shall have the right of first refusal with respect to any proposed sale or other disposition by a Participant of any shares of Common Stock issued pursuant to an Award.  Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the stock purchase agreement evidencing the purchase of the shares.

13.2           Repurchase Rights

Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, upon a Participant's Termination of Service, all shares of Common Stock issued pursuant to an Award (whether issued before or after such Termination of Service) shall be subject to repurchase by the Company, at the Company's sole discretion, at the Fair Market Value of such shares on the date of such repurchase.  The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Plan Administrator and set forth in the stock purchase agreement evidencing the purchase of the shares.

13.3           General

The Company may not exercise its first refusal or repurchase rights under Sections 13.1 and 13.2 earlier than six months and one day following the date the shares were purchased by a Participant (or any shorter period determined by the Company to be sufficient to avoid a charge to the Company's earnings for financial reporting purposes or required by applicable law).

The Company's first refusal and repurchase rights under this Section 13 are assignable by the Company at any time.
SECTION 14. MARKET STANDOFF

In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, no person may sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters.  Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed 180 days.  The limitations of this Section 14 shall in all events terminate two years after the effective date of the Company's initial public offering.

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 14, to the same extent the purchased shares are at such time covered by such provisions.

In order to enforce the limitations of this Section 14, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

SECTION 15.  AMENDMENT AND TERMINATION

15.1           Amendment, Suspension or Termination of Plan

The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation.  Any amendment made to the Plan that would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

15.2           Term of Plan

The Plan shall have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (a) the adoption by the Board of the Plan and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

15.3           Consent of Participant

The suspension, amendment or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan.  Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.  Notwithstanding the foregoing, any adjustments made pursuant to Sections 12.1 through 12.3 shall not be subject to these restrictions.

SECTION 16.  GENERAL

16.1           Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

16.2           No Individual Rights

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant's employment or other relationship at any time, with or without Cause.

16.3           Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.  As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant's own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws.  At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration.  The Plan Administrator may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

16.4           No Rights as a Stockholder

No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

16.5           Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.  Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

16.6           Participants in Other Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

16.7           No Trust or Fund

The Plan is intended to constitute an "unfunded" plan.  Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

16.8           Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

16.9           Choice of Law; Jurisdiction and Venue

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Colorado without giving effect to principles of conflicts of law.  Any action at law or in equity arising directly or indirectly in connection with, out of, or related to the Plan or any Award shall be initiated only in the state or federal courts located in the city and county of Denver, Colorado.  Each Participant in the Plan hereby irrevocably waives any right such Participant may have to object to, transfer, or change the venue of any action brought or arising out of or in connection with this Agreement.

SECTION 17.  EFFECTIVE DATE

The effective date is the date on which the Plan is adopted by the Board.  If the stockholders of the Company do not approve the Plan within 12 months after the Board's adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.